Exhibit 10.14

AMENDMENT NO. 1 TO THE SPONSOR AGREEMENT

This AMENDMENT NO. 1 TO THE SPONSOR AGREEMENT (this “Amendment”), dated as of September 18, 2025, is made by and among Churchill Sponsor IX LLC (the “Sponsor”), the undersigned individuals (collectively, the “Insiders”), Churchill Capital Corp IX, a Cayman Islands exempted company (the “SPAC”), and, solely for purposes of acknowledging and agreeing to the amendment set forth herein, Plus Automation, Inc., a Delaware corporation (the “Company”).

WHEREAS, the Sponsor, the Insiders, and the SPAC entered into that certain Amended and Restated Sponsor Agreement, dated as of June 5, 2025 (the “Sponsor Agreement”);

WHEREAS, pursuant to Section 12 of the Sponsor Agreement, the Sponsor Agreement may only be amended by a written instrument executed by all parties to the Sponsor Agreement and the Company (so long as the Merger Agreement has not been validly terminated), and accordingly, the Sponsor, the Insiders, the SPAC, and the Company wish to amend the Sponsor Agreement in the manner set forth herein; and

WHEREAS, this Agreement has been duly authorized by all necessary organizational actions of the parties hereto, as applicable.

NOW THEREFORE, in consideration of the foregoing, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

1.
Amendment to Section 7(c). The introductory paragraph of Section 7(c) of the Sponsor Agreement is hereby amended and restated in its entirety to read as follows:

“(c) RESERVED.”

2.
Amendment to Section 7(c)(i). Section 7(c)(i) of the Sponsor Agreement is hereby amended and restated in its entirety to read as follows:

“(i) RESERVED.”

3.
Amendment to Section 7(c)(ii). Section 7(c)(ii) of the Sponsor Agreement is hereby amended and restated in its entirety to read as follows:

“(ii) RESERVED.”

4.
Amendment to Section 7(c)(iii). Section 7(c)(iii) of the Sponsor Agreement is hereby amended and restated in its entirety to read as follows:

“(iii) RESERVED.”

5.
Amendment to Section 7(c)(iv). Section 7(c)(iv) of the Sponsor Agreement is hereby amended by deleting the following stricken through language from such Section:

The Sponsor agrees that to the extent SPAC Transaction Expenses (including any such amounts that become payable as a result of the Closing) that are not Specified Transaction Expenses plus any Permitted Withdrawals used to pay expenses or obligations of SPAC that would be SPAC Transaction Expenses but for the fact that such amounts were paid prior to the Closing exceed the

SPAC Transaction Expenses Amount, then the Sponsor shall, as of and conditioned upon the Closing, at its election, either (x) pay any such amount in excess of the SPAC Transaction Expenses Amount (the “Excess Amount”) to SPAC or an account designated by SPAC in cash, by wire transfer of immediately available funds to the account designated by SPAC or (y) forfeit such number of Founder Shares or shares of SPAC Common Stock issued or issuable upon the conversion of the Founder Shares equal to (A) (1) the Excess Amount minus (2) any cash amounts paid pursuant to the foregoing clause (x) divided by (B) $10.00 (the “Transaction Expenses Forfeited Shares” ~~and, together with the Available Cash Forfeited Shares, the “Forfeited Shares”)~~; provided that the number of Transaction Expenses Forfeited Shares shall not be in excess of the number of Founder Shares owned by the Sponsor as of the date hereof ~~minus any Available Cash Forfeited Shares~~. In the event that the amount of any contingent SPAC Transaction Expenses as of immediately prior to the Closing are unknown, the Sponsor and the Company will negotiate in good faith in order to reach agreement on the amount thereof and, in the event that the Sponsor and the Company are unable to reach agreement prior to the Closing, such disagreement shall not delay the Closing and the SPAC Transaction Expenses shall be recalculated each time such contingent amounts crystallize and if such recalculation results in SPAC Transaction Expenses exceeding the Expense Cap or an increase in the amount of such excess, this paragraph 7(c)(iv) shall apply to such excess. ~~None of the Transaction Expenses Forfeited Shares shall be Founder Shares or SPAC Common Shares issued or issuable upon the conversion of the Founder Shares subject to vesting pursuant to paragraph 7(c)(i) or paragraph 7(c)(ii), except to the extent all other Founder Shares have been or shall be forfeited pursuant to paragraph 7(c)(iii) or this paragraph 7(c)(iv)~~.

6.
Amendment to Section 19. Section 19 of the Sponsor Agreement is hereby amended by deleting the following stricken through language from such Section:

This Sponsor Agreement shall terminate on the earlier of (i) ~~the later of (x)~~ the expiration of the applicable lock-up described in paragraph 7(a)~~, and (y) the vesting and/or forfeiture in full of all Founder Shares or SPAC Common Shares issued or issuable upon the conversion of the Founder Shares owned by the Sponsor as of the Closing pursuant to paragraph 7(c);~~ and (ii) the liquidation of SPAC; provided, however, that paragraph 5 of this Sponsor Agreement shall survive such liquidation for a period of six (6) years; provided, further, that paragraph 7(e) of this Sponsor Agreement shall survive until the expiration of the Bylaws Lockup in full; provided, further, that no such termination shall relieve the Sponsor, any Insider or SPAC from any liability resulting from a breach of this Sponsor Agreement occurring prior to such termination.

7.
Amendment to Annex A. Annex A to the Sponsor Agreement is hereby amended by deleting the column titled “Vesting Founder Shares” in its entirety.
8.
Capitalized Terms. Capitalized terms used but not defined in this Amendment shall have the meanings ascribed to them in the Sponsor Agreement or, if applicable, the Merger Agreement.
9.
Effect of Amendment. Except as expressly amended by this Amendment, the Sponsor Agreement shall remain in full force and effect in accordance with its terms. This Amendment and the Sponsor Agreement shall be read and construed as one and the same instrument.
10.
Miscellaneous. Sections 15 (Counterparts), 16 (Severability), and 17 (Governing Law; Jurisdiction; Waiver of Jury Trial) of the Sponsor Agreement are each hereby incorporated by reference mutatis mutandis.

[Signature Page Follows]

IN WITNESS WHEREOF, the Sponsor, the Insiders, the SPAC, and the Company have caused this Amendment to be duly executed as of the date first written above.

Sponsor:

Churchill Sponsor IX LLC

By:	M. Klein and Company, the Managing Member

By:	/s/ Michael Klein
	Name:	Michael Klein
	Title:	Authorized person

[Signature Page to Amendment No. 1 to the Sponsor Agreement]

Insiders:

By:	/s/ Michael Klein
	Name:	Michael Klein
	Address:	c/o Churchill Capital Corp IX
640 Fifth Avenue, 12th Floor
New York, NY 10019
	E‑mail:	[***]

By:	/s/ Jay Taragin
	Name:	Jay Taragin
	Address:	c/o [__]
640 Fifth Avenue, 12th Floor
New York, NY 10019
	E‑mail:	[***]

By:	/s/ Stephen Murphy
	Name:	Stephen Murphy
	Address:	c/o [__]
640 Fifth Avenue, 12th Floor
New York, NY 10019
	E‑mail:	[***]

By:	/s/ William Sherman
	Name:	William Sherman
	Address:	c/o [__]
640 Fifth Avenue, 12th Floor
New York, NY 10019
	E‑mail:	[***]

By:	/s/ Paul Lapping
	Name:	Paul Lapping
	Address:	c/o [__]
640 Fifth Avenue, 12th Floor
New York, NY 10019
	E‑mail:	[***]

[Signature Page to Amendment No. 1 to the Sponsor Agreement]

SPAC:

Churchill Capital Corp IX

By:	/s/ Jay Taragin
	Name:	Jay Taragin
	Title:	Chief Financial Officer

[Signature Page to Amendment No. 1 to the Sponsor Agreement]

Acknowledged and Agreed:

Company:

plus automation, inc.

By:	/s/ David Liu
	Name:	David Liu
	Title:	Chief Executive Officer

[Signature Page to Amendment No. 1 to the Sponsor Agreement]